UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240. 14a-12

Teradyne, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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600 Riverpark Drive

North Reading, Massachusetts 01864

ADDITIONAL INFORMATION

REGARDING THE

2020 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 8, 2020

The following Notice of Change of Location (the “Notice”) relates to the proxy statement (the “Proxy Statement”) of Teradyne, Inc. (the “Company”) dated March 27, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Friday, May 8, 2020 at 10:00 a.m. Eastern Time. This Notice is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 7, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

NOTICE OF CHANGE OF LOCATION TO VIRTUAL

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 8, 2020 AT 10:00 a.m. Eastern Time

Dear Shareholders,

In response to the public health impact of the coronavirus outbreak (COVID-19), and in accordance with orders issued by the Governor of the Commonwealth of Massachusetts limiting public gatherings and to support the health and well-being of our shareholders, NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Teradyne, Inc. (the “Company”) will now be held in a virtual meeting format only, and will not be held at a physical location. The previously announced date and time of the Annual Meeting (May 8, 2020 at 10:00 a.m., Eastern Time) have not changed. The Company currently anticipates that its future Annual Meetings of Shareholders will be held in-person.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder of record at the close of business on March 12, 2020, the record date. Registered holders and beneficial owners only will be admitted to the virtual Annual Meeting at https://www.virtualshareholdermeeting.com/TER2020 by entering the 16-digit control number found on your proxy card, voting instruction form or notice. We encourage you to log on 15 minutes prior to the start time for the meeting. You will have the opportunity to vote your shares during the Annual Meeting by following the instructions available on the meeting website during the meeting. You will also be provided an opportunity to ask questions of the Board of Directors and management by following the instructions available on the meeting website during the meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

The Company encourages eligible shareholders to vote on the proposals prior to the Annual Meeting using the instructions provided in the proxy statement previously distributed. The proxy card included with the proxy materials previously distributed may continue to be used to vote shares in connection with the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting.

By Order of the Board of Directors,

Charles J. Gray, Secretary

The Annual Meeting on May 8, 2020 at 10:00 a.m. Eastern Time is available remotely at https://www.virtualshareholdermeeting.com/TER2020. The proxy statement and annual report are available at www.proxyvote.com.